Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that The Bank of New York Mellon Corporation (the “Company”) does hereby make, constitute and appoint each of Marc Frimet and Jennifer Lindenbaum, acting individually, as its true and lawful attorney, to execute and deliver in its name and on its behalf, whether the Company is acting individually or as representative of others, any and all filings, required to be submitted on Form 3, 4 or 5, in accordance with Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder with respect to the ownership, acquisition, or disposition of shares of Alcentra Capital Corporation which may be deemed, pursuant to the Exchange Act, to be beneficially owned by the Company or under the Company’s investment discretion, and to act in the premises as fully and to all intents and purposes as the Company might or could do to comply with the applicable regulations if personally present by one of its authorized signatories (including, but not limited to, instructing counsel on the Company’s behalf), hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney replaces in its entirety the Power of Attorney executed on March 25, 2015 by the Company in favor of Steven Levinson and Prumiys Dulger which is hereby revoked.

This Power of Attorney shall remain in full force and effect until the earliest of: (i) the date on which this Power of Attorney is revoked in writing by the Company; (ii) until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Bank of New York Mellon Corporation or one of its affiliates; and (iii) August 1, 2015.

IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney effective as of the date set forth below.

THE BANK OF NEW YORK MELLON CORPORATION

By:        /s/ Mitchell E. Harris

Name:   Mitchell E. Harris

Title:     President, Investment Management

Date:     April 22, 2015